SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  MARCH 1, 2000


                               TECHNISOURCE, INC.
             (Exact name of registrant as specified in its charter)

    FLORIDA                        000-24391                        59-2786227
    -------                        ---------                        ----------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                    File No.)                      Identification
 incorporation)                                                        No.)


                          1901 WEST CYPRESS CREEK ROAD
                                    SUITE 202
                         FORT LAUDERDALE, FLORIDA 33309
                    (Address of principal executive offices)

                                  954-493-8601
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 1, 2000 (the "Closing Date"), TSRC.net, Inc., a Florida corporation ("TSRC.net"), and a wholly-owned subsidiary of Technisource, Inc. (the "Company"), completed the purchase of substantially all of the assets of PRISM Group, LLC, a California limited liability company ("PRISM Group"), and PRISM Group Consulting, LLC, a California limited liability company ("PRISM Group Consulting"), pursuant to the terms of an Asset Purchase Agreement dated as of March 1, 2000 among PRISM Group, PRISM Group Consulting, the Gus Gonzalez and Nancy E. Agatiello Revocable Inter-Vivos Trust, Barbara S. Berk, Nancy Agatiello and TSRC.net (the "Purchase Agreement"). PRISM Group and PRISM Group Consulting are referred to herein as "Sellers".

         Pursuant to the terms of the Purchase Agreement, the assets acquired by TSRC.net include: (i) all of Sellers' cash and cash equivalents; (ii) all of Sellers' receivables existing as of the Closing Date, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable and insurance proceeds receivable; (iii) all of Sellers' furniture, motor vehicles, computer hardware and software, equipment, supplies and other fixed assets; (iv) all of Sellers' business as a going concern; (v) all of Sellers' licenses and permits; (vi) all of Sellers' contracts; (vii) all of Sellers' insurance policies; (viii) all of Sellers' franchises and their right, title and interest in and to the use of their corporate names and derivatives or combinations of such names and in and to intellectual property, including all rights to sue for past infringement; (ix) all of Sellers' causes of action, judgments, claims and demands of whatever nature; (x) all of Sellers' rights of offset and credits of all kinds; (xi) all of Sellers' files, papers, books and records, including customers' lists and all other data relating to the Contracts, assets, businesses or properties being acquired by TSRC.net; (xii) Sellers' books of account and related accounting records and Sellers' accounts payable, payroll processing and general accounting systems; and (xiii) all other assets, businesses and properties of Sellers.

         The purchase price for the assets consisted of cash consideration of $3,750,000, which will be adjusted by the difference between the Sellers' adjusted net worth on the Closing Date and $500,000; the assumption of certain liabilities of Sellers in the amount of $604,146; and the delivery by TSRC.net of a promissory note in the principal amount of $1,000,000, which is due on February 28, 2001 and bears interest at the rate of 6.45% per annum until maturity. As of the Closing Date, the adjustment to the purchase price was estimated to be an increase of $724,675. The purchase price was arrived at through arm's length negotiations between the parties. The source of funds for the purchase price was the Company's previously established line of credit with NationsBank, N.A., a national banking association, dated as of January 29, 1999, as amended.

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

         Sellers provide information technology services, including IT consulting professionals and permanent placements, to companies in the Northern California area. Barbara S. Berk, the former Chief Executive Officer of Sellers, and Nancy E. Agatiello, the former President of the Sellers, will serve as Vice Presidents of TSRC.net and will be responsible for managing TSRC.net's and the Company's branch offices in the Northern California area.

         The Company currently intends to continue to operate the businesses formerly conducted by the Sellers with the purchased assets for the foreseeable future. The foregoing statement of the Company's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Company and its subsidiaries, the capital requirements of continuing Sellers' current businesses and others. Should these assumptions change, or prove to be inaccurate, the Company's actual future conduct of Sellers' businesses could differ materially from the intention stated.

         The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such document which is attached as an Exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  It is not practicable to provide the financial statements required to be filed on account of the acquisition of assets described in Item 2 hereof (the "Financial Statements") on the date that this report is being filed with the Securities and Exchange Commission. The Company expects to file the Financial Statements by an amendment to this Form 8-K no later than May 15, 2000.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The Company expects to file Pro Forma Financial Information, together with the Financial Statements required by Item 7(a), by an amendment to this Form 8-K no later than May 15, 2000.

         (c)      EXHIBITS.

                  2 Asset Purchase Agreement, dated as of March 1, 2000, among PRISM Group, LLC, PRISM Group Consulting, LLC, Gus Gonzalez and Nancy E. Agatiello Revocable Inter-Vivos Trust, Barbara S. Berk, Nancy E. Agatiello and TSRC.net, Inc. (Filed without exhibits or schedules which will be furnished supplementally to the Commission upon request).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TECHNISOURCE, INC.


                                            By: /s/ JOSEPH COLLARD
                                               -----------------------------
                                                Joseph Collard
                                                Chief Executive Officer

Dated: March 16, 2000

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                                  EXHIBIT INDEX

                  2 Asset Purchase Agreement, dated as of March 1, 2000, among PRISM Group, LLC, PRISM Group Consulting, LLC, Gus Gonzalez and Nancy E. Agatiello Revocable Inter-Vivos Trust, Barbara S. Berk, Nancy E. Agatiello and TSRC.net, Inc. (Filed without exhibits or schedules which will be furnished supplementally to the Commission upon request).

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